SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 1, 2011

Mayfair Mining & Minerals, Inc.
(Exact name of registrant specified in Charter)

Nevada	333-102117	45-0487294
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

South Lodge Paxhill Park, Lindfield
West Sussex, UK, RH16 2QY
(Address of principal executive offices, including Zip Code)

REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: 44-(1444)-220211

No Change
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 25, 2011, Mayfair Mining & Minerals, Inc. (the “Company”) signed a share purchase and sale agreement with Southern Central Private Equity (Private) Limited, a company existing under the laws of Zimbabwe, with a business address at 6th Floor, Gold Bridge, Eastgate Complex, Sam Nujoma Street, Harare (“SCPE”).

The Company agreed to acquire a 100% ownership interest in SCPE in a share exchange transaction. The total consideration for the acquisition was 300,000 restricted common shares of Mayfair Mining & Minerals, Inc., to be distributed on a pro-rata basis to the existing shareholders of SCPE.

The Company wishes to advise that this transaction and agreement has been terminated and cancelled through the mutual agreement of the parties. The consideration shares were not issued.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a-c) Not applicable

(d) Exhibits.

Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2011

MAYFAIR MINING & MINERALS, INC.

By: /s/ "Clive de Larrabeiti"
Clive de Larrabeiti, President